ARTICLES OF INCORPORATION

OF

RAGEN CORPORATION

     1, the undersigned natural ourson of the age of twenty one years or more acting as incorportor of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation for such corporation,

                                   ARTICLE I

                                      NAME

     The name of the corooration %hall be RAGEN CORPORATION.

                                   ARTICLE II

                                    DURATION

                 The duration of the corooration Is perpetual.

                                  ARTICLE III

                                    PURPOSE

        The Purpose or purooses for which this corporation is organized

     (a) To offer general consulting servicos regarding various areas including real estate development, business development, and real estate financing.

     (b) Any other business activities permissible under existing laws that Management deems aoppropriate and for the betterment of the corporation, and to do all things soecified in Nevada Revised Statutes 78.030 and 78.035, and to have and to exercise all Powers conferred by the laws of the State of Nevada,on corporations formed under the laws pursuant to which and under which this corporation is formed, as such laws are now in effect or may at any time hereinafter be amended, and to do any and all acts that natural persons inight or could do,either alone or in connection with other persons, firms, associations, or corporations, and in any part of the world.

     (c) Nothing herein Contained Shall be construed as giving the corporation any rights, or privileges not permitted to it by law but the occurrence in any
of the  foregoing  clauses  of this  article  of any  purpose   power or object
Prohibited by the laws of the State of Nevada or any other state or for any district, territory, colony, dependecney, or foreign country In which the corparation may carry on business shall not invalidate any other purpose power, or object not so prohibited, by reason of contiguity or appatent association therewith.

                                              ARTICLE IV

                                           CAPITALIZATION

     The apgregate number of shares which this coropration shall have authority to Isstue is twenty five thousand ( 25,000 ) shares Of 1.00 par value Stock. All stock of the corporation shall be of the same class. Common. and shall have the same rights and preferences. Fully-paid stock of this coropration shall not be liable to any further call or assessment.

                                                ARTICLE V

                                                AMENDMENT

     These Articles of Incorporation may be Amended by the affirmative vote of the majority of the shares entitled to vote on each such amendment.

                                              ARTICLE VI

                                        SHAREHOLDER RIGHTS

     The authorized and treasury stock of this Corporation may be issued at such time. Upon such terms and conditions and for such consideration as the Board of Directors small determine. Shareholders shall have pre-emptive rights to acquire unissued shares of the stock of this corporation and cumulative voting is denied.

                                               ARTICLE VII

                                        COMMENCING BUSINESS

     This corporptinn voill not commence business until consideration of a value of at least One Thousand Dollars (1.000.00) has been received for the issuance of shares.
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                                  ARTICLE VIII

                           REGISTERED OFFICE AND AGENT

The address of this corpotaitons initial registered office and the name of its original agent at such address let

                              BARBARA J. SKIPWORTH
                           Z546 EAST CHARLESTION BLVD.
                            LAS VEGAS, NEVADA, 89104

                                   ARTICLE IX

                                    DIRECTORS

     The number of Directors constituting the initial Board of Directors of this corporation is one. The name and address of the person who is to serve as director until the first annual meeting of stockholders, or until their successors are elected and qualified are:

                              BARBARA J. SKIPWORTH
                            2546 EAST CHARLESTON BLVD
                            LAS VAGAS, NEVADA, 89104

     The Board of Directors shall be limited in number to no less than one, and no more than nine.

                                    ARTICLE X

                                  INCORPORATOR

     The name and address of each Incorporator is

                              BARBARA J. SKIPWORTH
                            2546 EAST CHARLESTON BLVD
                            LAS VEGAS, NEVADA, 89104

                                   ARTICLE XI

                                OTHER PROVISIONS

         Common, Directors Transaction between Corporations

     No contract or other transaction between this corporotion and ore or more of its directors or any other corporation, firm, association or entity in which one of its directore are directors or officers or have financial interest, shall be either old or voidable because of such relation or interest, or because such director or directors are are present at the meeting of the Board of Directorsor a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or their votes are counted for such puroose if (a) the fact of such relationship or interest is disclosed or known to the Board Of Directora of the committee which authorizes, approces or ratifies this contract or transaction buy vote or consent sufficient for the puroose without countinq the votes or consent of such Interested directors or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote, written consent or
(C)  the  contract  or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presents of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.

DATED thi14th day of August    1987.,

STATE of Utah

COUNTY of Slat Lake

     I hereby certify that on the 14th dau of August 1987 persoanlly appeared before me Barbara Skipwoth who, being by me first duly sworn, declared that he or she is the person who signed the foregoing documents as incorsorator and that the statements therein contained are true.